Exhibit 99.3

Execution Version

July 11, 2018

Broadcom Inc.

Collie Acquisition Corp.

1320 Ridder Park Drive

San Jose, California 95131

Ladies and Gentlemen:

The undersigned (each a “Stockholder”) understands that Broadcom Inc. (“Broadcom”), Collie Acquisition Corp. (“Merger Sub”) and CA, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for Broadcom to acquire the Company for consideration of $44.50 per share of common stock of the Company (“Company Common Stock”), to be effected through the merger of Merger Sub with and into the Company, with the Company being the surviving entity of the merger (the “Merger”). We further understand that it is a condition to, and an inducement for, Broadcom and Merger Sub to enter into the Merger Agreement, that each Stockholder has agreed to enter into this letter agreement (together with Annex A and Schedule A hereto, this “Agreement”).

Each Stockholder hereby irrevocably and unconditionally agrees that, at any annual or special meeting of the stockholders of the Company, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case: (a) appear at each such meeting or otherwise cause all of such Stockholder’s Subject Shares (as defined in Annex A) to be counted as present thereat for purposes of determining a quorum and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of such Stockholder’s Subject Shares: (i) in favor of (A) the adoption of the Merger Agreement and (B) any proposal to adjourn or postpone any such meeting of stockholders of the Company to a later date if there are not sufficient votes to adopt the Merger Agreement; and (ii) against any action, proposal agreement or transaction (including any alternative to the Merger) involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone or prevent the consummation of the Merger. Each Stockholder further agrees not to, directly or indirectly, take any action that would have the effect of preventing, impairing or materially delaying such Stockholder from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, impairing or materially delaying, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Each Stockholder hereby irrevocably appoints Broadcom as its attorney and proxy with full power of substitution and resubstitution, to the full extent of such Stockholders’ voting rights with respect to all such Stockholders’ Subject Shares (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the Delaware General Corporation Law) to vote, and to execute written consents with respect to, all such Stockholders’ Subject Shares solely on the matters described in the immediately preceding paragraph, and in accordance therewith. Each Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion in all other respects and shall not, directly or indirectly, (i) create or permit to exist any Encumbrance (as defined in Annex A) on any of such Stockholder’s Subject Shares or (ii) transfer, sell, assign, gift, hedge, distribute, pledge or otherwise dispose of (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any such Subject Shares into any tender or exchange offer), or enter into any derivative arrangement with respect to, any of such Stockholder’s Subject Shares, or any right or interest therein (or agree to any of the foregoing).

Each Stockholder and each of Broadcom and Merger Sub agrees to the foregoing and to the additional terms and conditions, and makes the applicable representations, set forth in Annex A hereto.

[signature pages follow]

Sincerely,

Careal Property Group AG

By:	/s/ Martin Haefner and Eva Maria Bucher-Haefner
Name: Martin Haefner and Eva Maria Bucher-Haefner
Title: Chairman

BigPoint Holding AG

By:	/s/ Martin Haefner
Name: Martin Haefner
Title: Chairman

/s/ Martin Haefner
Martin Haefner

/s/ Eva Maria Bucher-Haefner
Eva Maria Bucher-Haefner

ACKNOWLEDGED AND AGREED:

Broadcom Inc.

By	/s/ Thomas H. Krause, Jr.
Name: Thomas H. Krause, Jr.
Title: Chief Financial Officer

Collie Acquisition Corp.

By	/s/ Thomas H. Krause, Jr.
Name: Thomas H. Krause, Jr.
Title: Chief Financial Officer and Treasurer

ANNEX A

With respect to a Stockholder, the term “Subject Shares” shall mean the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A, together with any After Acquired Shares. The term “After Acquired Shares” shall mean any shares of Company Common Stock or other voting equity securities of the Company that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by such Stockholder prior to the valid termination of this Agreement.

Each Stockholder represents and warrants as to such Stockholder, on a several basis, to Broadcom and Merger Sub that (1) this Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Broadcom and Merger Sub, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms; (2) such Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act), as set forth in Schedule A, of all of such Stockholder’s Subject Shares and, with respect to Careal Property Group AG and BigPoint Holding AG, has good and marketable title to all of such Stockholder’s Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements, or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), and the Subject Shares constitute all of the shares of Company Common Stock and any other securities of the Company beneficially owned by such Stockholder as of the date hereof; and (3) such Stockholder has sole or shared voting power, as applicable and as set forth on Schedule A, with respect to all of such Stockholder’s Subject Shares and, subject to the shared voting powers described in Schedule A, full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares.

Each Stockholder forever and irrevocably waives and agrees not to exercise any appraisal rights or dissenters’ rights pursuant to Section 262 of the Delaware General Corporation Law or otherwise in respect of such Stockholder’s Subject Shares that may arise in connection with the Merger. Each party to this Agreement shall not, and shall cause its controlled affiliates (other than the Company and its Subsidiaries, in the case of each Stockholder) and its and their respective representatives not to, make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed) except as may be required by applicable law; provided that Broadcom and Merger Sub may disclose this Agreement or a description of its contents in all documents filed with any governmental entity or securities exchange, or any press release or other disclosure that Broadcom or Merger Sub reasonably determines to be necessary or advisable in connection with the transactions contemplated by the Merger Agreement or this Agreement.

This Agreement shall terminate automatically upon the valid termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that nothing set forth in this paragraph shall relieve any party from liability for any material breach of this Agreement prior to termination hereof, and the provisions of this paragraph and the following four paragraphs shall survive any termination of this Agreement.

The parties agree that irreparable damage would occur in the event that any Stockholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Broadcom and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity. Any and all remedies herein expressly conferred upon Broadcom and Merger Sub will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon Broadcom or Merger Sub, and the exercise by Broadcom or Merger Sub of any one remedy will not preclude the exercise of any other remedy.

Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, and the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Each Stockholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law, to perform its obligations under this Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and this agreement may not be assigned by any party (including by operation of law, by merger or otherwise).

This Agreement and the agreements, including the irrevocable proxy, contained in this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the law of any other jurisdiction. Each Stockholder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each Stockholder hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each Stockholder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each Stockholder irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this paragraph in the manner provided for notices in this Agreement. Nothing in this Agreement will affect the right of Broadcom or Merger Sub to serve process in any other manner permitted by applicable law. EACH STOCKHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH STOCKHOLDER CERTIFIES AND ACKNOWLEDGES THAT (A) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, AND (B) IT MAKES SUCH WAIVERS VOLUNTARILY.

Schedule A

Name of Stockholder	Address for Notices	Number of Shares of Company Common Stock

Careal Property Group AG		65,513,380 owned of record (sole voting and dispositive power)

BigPoint Holding AG		38,300,000 owned of record (sole voting and dispositive power)

Martin Haefner		38,300,000 owned beneficially (sole voting and dispositive power)

65,513,380 owned beneficially (shared voting and dispositive power)

Eva Maria Bucher-Haefner		65,513,380 owned beneficially (shared voting and dispositive power)